Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Year-End 2011 Earnings

•	Equity and fixed-income assets increased $4.6 billion during Q4 2011 to $84.6 billion

•	Net sales in equity and fixed-income funds and separate accounts were $2.2 billion in Q4 2011

•	Average money market assets increased $8.5 billion during Q4 2011 compared to Q3 2011
(PITTSBURGH, Pa., Jan. 26, 2012) - Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.36 for the quarter ended Dec. 31, 2011 as compared to $0.45 for the same quarter last year. Net income was $36.9 million for Q4 2011 compared to $46.4 million for Q4 2010. The decrease of $9.5 million primarily relates to an increase in the negative impact of money market fund minimum-yield waivers.
Federated reported EPS for the year ended Dec. 31, 2011 of $1.45 compared to $1.73 for the year ended Dec. 31, 2010. For the year ended Dec. 31, 2011, net income was $150.9 million compared to $179.1 million for the prior year. The decrease of $28.2 million primarily relates to an increase in the negative impact of money market fund minimum-yield waivers and an increase in professional service fees related to the recognition of insurance proceeds in Q2 2010.
Federated's total managed assets were $369.7 billion at Dec. 31, 2011, up $11.5 billion or 3 percent from $358.2 billion at Dec. 31, 2010 and up $18.0 billion or 5 percent from $351.7 billion reported at Sept. 30, 2011. Average managed assets for Q4 2011 were $358.3 billion, up $12.6 billion or 4 percent from $345.7 billion reported for Q4 2010 and up $9.5 billion or 3 percent from $348.8 billion reported for Q3 2011. Combined equity and fixed-income net sales for funds and separate accounts were a positive $2.2 billion for Q4 2011 and $2.9 billion for the year ended Dec. 31, 2011.
"In a year when income-seeking strategies were in demand, investors found a range of opportunities at Federated, from our multi-sector and high-yield bond strategies to the particular interest in equity portfolios investing in dividend-paying companies in the U.S. and across the globe," said J. Christopher Donahue, president and chief executive officer. "Combined assets in Federated's strategic-value portfolios more than doubled in 2011 to reach $10 billion, while our Strategic Value Dividend Fund became one of the best selling equity-income funds in the industry last year."
Federated's board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Feb. 15, 2012 to shareholders of record as of Feb. 8, 2012. During Q4 2011, Federated purchased 561,850 shares of Federated class B common stock for $9.0 million. In 2011, the company purchased 1,540,795 shares of Federated class B common stock for $28.1 million.
Federated's equity assets were $30.9 billion at Dec. 31, 2011, up slightly from $30.8 billion at Dec. 31, 2010 and up $2.9 billion or 10 percent from $28.0 billion at Sept. 30, 2011. Net sales were positive in both equity funds and separate accounts for Q4 2011 and for the year ended Dec. 31, 2011. Top-selling equity funds during Q4 2011 on a net basis were Federated Strategic Value Dividend Fund, Federated International Strategic Value Dividend Fund and Federated Clover Small Value Fund.
Federated's fixed-income assets were $44.8 billion at Dec. 31, 2011, up $4.1 billion or 10 percent from $40.7 billion at Dec. 31, 2010 and up $1.9 billion or 4 percent from $42.9 billion at Sept. 30, 2011. Fixed-income assets in liquidation portfolios were $8.9 billion at Dec. 31, 2011. Sales were driven by strong net flows into Federated Total Return Bond Fund, Federated

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q4 and Year-End 2011 Earnings	Page 2 of 10

Municipal Ultrashort Fund, Federated Institutional High Yield Bond Fund, Federated Total Return Government Bond Fund and Federated's Capital Preservation Fund.
Money market assets in both funds and separate accounts were $285.1 billion at Dec. 31, 2011, up $9.1 billion or 3 percent from $276.0 billion at Dec. 31, 2010 and up $13.4 billion or 5 percent from $271.7 billion at Sept. 30, 2011. Money market mutual fund assets were $255.9 billion at Dec. 31, 2011, up $11.1 billion or 5 percent from $244.8 billion at Dec. 31, 2010 and up $10.6 billion or 4 percent from $245.3 billion at Sept. 30, 2011.

Financial Summary
Q4 2011 vs. Q4 2010
Revenue decreased by $28.9 million or 12 percent due primarily to an increase in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields and a decrease in, as well as a change in the mix of, average equity assets. These decreases were partially offset by an increase in revenue from increased average money market and fixed-income assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
Federated derived 53 percent of its revenue from equity and fixed-income assets (31 percent from equity assets and 22 percent from fixed-income assets), 46 percent from money market assets and 1 percent from other products and services.
Operating expenses were $154.5 million compared to $166.3 million. This decrease of $11.8 million was primarily a result of lower distribution expense due to the aforementioned increase in fee waivers.
Q4 2011 vs. Q3 2011
Revenue increased by $2.4 million or 1 percent primarily related to an increase in money market and fixed-income assets, partially offset by a decrease in revenue related to changes in equity asset mix.
Operating expense increased by $7.5 million or 5 percent. This primarily related to a $4.3 million increase in distribution expense largely due to improved prime money market fund yields and increased assets.
2011 vs. 2010
Revenue decreased $56.8 million or 6 percent due primarily to an increase in the aforementioned fee waivers, partially offset by increased assets in all asset categories.
Federated derived 53 percent of its revenue from equity and fixed income assets (33 percent from equity assets and 20 percent from fixed-income assets), 46 percent from money market assets and 1 percent from other products and services.
Operating expenses decreased by $4.5 million or 1 percent. The decrease primarily reflects lower distribution expense due to the aforementioned increase in fee waivers. This decrease was partially offset by an increase in professional service fees for 2011 related to the recognition of insurance proceeds in Q2 2010 and nonrecurring legal expenses in Q1 2011.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated's activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.

Federated Reports Q4 and Year-End 2011 Earnings	Page 3 of 10

Fee waivers to maintain positive or zero net yields could vary significantly based on market conditions. The amount of these waivers will be determined by a variety of factors including, but not limited to, available yields on instruments held by the money market funds, changes in assets within money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury and other governmental entities, changes in the mix of money market customer assets, changes in expenses of the money market funds and Federated's willingness to continue these waivers.
Money Market Fund Yield Waiver Impact
(in millions)

	Quarter Ended		Change Q4 2010 to Q4 2011	Quarter Ended	Change Q3 2011 to Q4 2011	Year Ended		Change 2010 to 2011
(Decrease)/Increase	Dec. 31, 2011	Dec. 31, 2010		Sept. 30, 2011		Dec. 31, 2011	Dec. 31, 2010
Investment advisory fees	$(58.8)	$(32.6)	$(26.2)	$(57.2)	$(1.6)	$(201.6)	$(134.3)	$(67.3)
Other service fees	(30.2)	(27.4)	(2.8)	(31.7)	1.5	(119.1)	(107.3)	(11.8)
Total Revenue	$(89.0)	$(60.0)	$(29.0)	$(88.9)	$(0.1)	$(320.7)	$(241.6)	$(79.1)
Distribution expense	(61.9)	(47.7)	(14.2)	(63.2)	1.3	(232.3)	(186.6)	(45.7)
Operating income	$(27.1)	$(12.3)	$(14.8)	$(25.7)	$(1.4)	$(88.4)	$(55.0)	$(33.4)
Noncontrolling interest	(1.0)	(0.2)	(0.8)	(2.5)	1.5	(6.5)	(1.0)	(5.5)
Pre-tax impact	$(26.1)	$(12.1)	$(14.0)	$(23.2)	$(2.9)	$(81.9)	$(54.0)	$(27.9)
Federated will host an earnings conference call at 9 a.m. Eastern on Jan. 27, 2012. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Feb. 3, 2012 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 386349.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $369.7 billion in assets as of Dec. 31, 2011. With 134 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 4,700 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 7 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
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1 Strategic Insight, Nov. 30, 2011. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, and product demand and asset flows constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Year-End 2011 Earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2010 to Q4 2011	Quarter Ended	% Change Q3 2011 to Q4 2011
	Dec. 31, 2011	Dec. 31, 2010		Sept. 30, 2011
Revenue
Investment advisory fees, net	$138,225	$165,174	(16)%	$139,399	(1)%
Administrative service fees, net	56,830	54,410	4	54,928	3
Other service fees, net	20,249	25,054	(19)	19,008	7
Other, net	1,102	679	62	713	55
Total Revenue	216,406	245,317	(12)	214,048	1

Operating Expenses
Compensation and related	60,620	56,384	8	57,930	5
General and administrative
Distribution	58,740	69,141	(15)	54,440	8
Professional service fees	9,567	9,385	2	9,437	1
Office and occupancy	6,254	5,968	5	6,202	1
Systems and communications	5,839	5,831	0	5,825	0
Travel and related	3,673	3,456	6	2,809	31
Advertising and promotional	3,524	2,630	34	3,887	(9)
Other	3,707	4,577	(19)	3,906	(5)
Total general and administrative	91,304	100,988	(10)	86,506	6
Amortization of deferred sales commissions	1,378	2,924	(53)	1,338	3
Intangible asset related	1,243	5,989	(79)	1,263	(2)
Total Operating Expenses	154,545	166,285	(7)	147,037	5
Operating Income	61,861	79,032	(22)	67,011	(8)

Nonoperating Income (Expenses)
Investment income (expense), net	2,538	3,980	(36)	(1,271)	300
Debt expense––recourse	(3,860)	(4,853)	(20)	(3,972)	(3)
Other, net	(103)	(184)	(44)	(83)	24
Total Nonoperating Expenses, net	(1,425)	(1,057)	35	(5,326)	(73)
Income before income taxes	60,436	77,975	(22)	61,685	(2)
Income tax provision	21,811	29,344	(26)	23,165	(6)
Net income including noncontrolling interests in subsidiaries	38,625	48,631	(21)	38,520	0
Less: Net income attributable to the noncontrolling interests in subsidiaries	1,682	2,230	(25)	200	741
Net Income	$36,943	$46,401	(20)%	$38,320	(4)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$0.36	$0.45	(20)%	$0.37	(3)%
Weighted-average shares outstanding
Basic	100,264	99,976		100,684
Diluted	100,264	99,998		100,684
Dividends declared per share	$0.24	$0.24		$0.24
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $1.2 million, $1.4 million and $1.2 million for the quarterly periods ended Dec. 31, 2011, Dec. 31, 2010 and Sept. 30, 2011, respectively.

Federated Reports Q4 and Year-End 2011 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended		% Change
	Dec. 31, 2011	Dec. 31, 2010
Revenue
Investment advisory fees, net	$586,340	$639,404	(8)%
Administrative service fees, net	220,356	215,643	2
Other service fees, net	85,385	94,035	(9)
Other, net	3,033	2,861	6
Total Revenue	895,114	951,943	(6)

Operating Expenses
Compensation and related	245,439	242,853	1
General and administrative
Distribution	235,670	259,210	(9)
Professional service fees	53,737	18,980	183
Office and occupancy	24,689	22,958	8
Systems and communications	22,971	22,828	1
Advertising and promotional	13,413	10,110	33
Travel and related	12,174	11,461	6
Other	14,273	19,044	(25)
Total general and administrative	376,927	364,591	3
Intangible asset related	7,915	22,511	(65)
Amortization of deferred sales commissions	7,378	12,197	(40)
Total Operating Expenses	637,659	642,152	(1)
Operating Income	257,455	309,791	(17)

Nonoperating Income (Expenses)
Investment income, net	6,259	6,872	(9)
Debt expense––recourse	(17,047)	(15,049)	13
Other, net	(296)	(494)	(40)
Total Nonoperating Expenses, net	(11,084)	(8,671)	28
Income before income taxes	246,371	301,120	(18)
Income tax provision	91,288	111,957	(18)
Net income including noncontrolling interests in subsidiaries	155,083	189,163	(18)
Less: Net income attributable to the noncontrolling interests in subsidiaries	4,177	10,049	(58)
Net Income	$150,906	$179,114	(16)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$1.45	$1.73	(16)%
Weighted-average shares outstanding
Basic	100,609	99,925
Diluted	100,632	99,993
Dividends declared per share	$0.96	$2.22
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $4.9 million and $6.4 million for the twelve months ended Dec. 31, 2011 and Dec. 31, 2010, respectively.

Federated Reports Q4 and Year-End 2011 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2011	Dec. 31, 2010
Assets
Cash and other investments	$322,317	$333,641
Other current assets	44,194	39,529
Deferred sales commissions, net	10,888	10,317
Intangible assets, net and goodwill	720,926	720,825
Other long-term assets	52,531	49,192
Total Assets	$1,150,856	$1,153,504

Liabilities and Equity
Current liabilities	$187,356	$214,352
Long-term debt—recourse	318,750	361,250
Other long-term liabilities	101,567	84,187
Equity excluding treasury stock	1,315,664	1,272,324
Treasury stock	(772,481)	(778,609)
Total Liabilities and Equity	$1,150,856	$1,153,504

Federated Reports Q4 and Year-End 2011 Earnings	Page 7 of 10

Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Equity Funds
Beginning assets	$20,140	$22,678	$21,325	$22,626	$20,960
Sales	2,185	2,434	1,756	7,633	6,288
Redemptions	(1,771)	(1,966)	(1,937)	(7,461)	(7,041)
Net sales (redemptions)	414	468	(181)	172	(753)
Net exchanges	(32)	(40)	7	(76)	(47)
Acquisition-related	0	463	0	463	0
Market gains and losses/reinvestments[1]	1,408	(3,429)	1,475	(1,255)	2,466
Ending assets	$21,930	$20,140	$22,626	$21,930	$22,626

Equity Separate Accounts[2]
Beginning assets	$7,831	$8,702	$7,808	$8,176	$8,713
Sales[3]	873	723	464	2,861	1,689
Redemptions[3]	(549)	(631)	(760)	(2,530)	(3,149)
Net sales (redemptions)[3]	324	92	(296)	331	(1,460)
Net exchanges	26	7	10	54	41
Market gains and losses/reinvestments[1]	776	(970)	654	396	882
Ending assets	$8,957	$7,831	$8,176	$8,957	$8,176

Total Equity[2]
Beginning assets	$27,971	$31,380	$29,133	$30,802	$29,673
Sales[3]	3,058	3,157	2,220	10,494	7,977
Redemptions[3]	(2,320)	(2,597)	(2,697)	(9,991)	(10,190)
Net sales (redemptions)[3]	738	560	(477)	503	(2,213)
Net exchanges	(6)	(33)	17	(22)	(6)
Acquisition-related	0	463	0	463	0
Market gains and losses/reinvestments[1]	2,184	(4,399)	2,129	(859)	3,348
Ending assets	$30,887	$27,971	$30,802	$30,887	$30,802

Fixed-Income Funds
Beginning assets	$35,620	$34,874	$32,211	$31,933	$28,427
Sales	4,696	4,049	3,820	17,990	15,595
Redemptions	(3,417)	(3,707)	(3,743)	(15,844)	(13,136)
Net sales[3]	1,279	342	77	2,146	2,459
Net exchanges	38	29	(71)	1,873	(20)
Acquisition-related	0	132	0	132	0
Market gains and losses/reinvestments[1]	304	243	(284)	1,157	1,067
Ending assets	$37,241	$35,620	$31,933	$37,241	$31,933

Fixed-Income Separate Accounts[2]
Beginning assets	$7,263	$7,544	$7,963	$8,772	$5,360
Sales[3]	415	198	1,014	1,698	4,303
Redemptions[3]	(195)	(469)	(150)	(1,443)	(1,228)
Net sales (redemptions)[3]	220	(271)	864	255	3,075
Net exchanges	1	0	0	(1,806)	0
Market gains and losses/reinvestments[1]	89	(10)	(55)	352	337
Ending assets	$7,573	$7,263	$8,772	$7,573	$8,772

Total Fixed Income[2]
Beginning assets	$42,883	$42,418	$40,174	$40,705	$33,787
Sales[3]	5,111	4,247	4,834	19,688	19,898
Redemptions[3]	(3,612)	(4,176)	(3,893)	(17,287)	(14,364)
Net sales[3]	1,499	71	941	2,401	5,534
Net exchanges	39	29	(71)	67	(20)
Acquisition-related	0	132	0	132	0
Market gains and losses/reinvestments[1]	393	233	(339)	1,509	1,404
Ending assets	$44,814	$42,883	$40,705	$44,814	$40,705
1) Reflects the approximate changes in the market value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.

Federated Reports Q4 and Year-End 2011 Earnings	Page 8 of 10

Changes in Liquidation Portfolios
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Liquidation Portfolios[1]
Beginning assets	$9,144	$9,964	$11,071	$10,708	$12,596
Sales[2]	0	0	2	2	12
Redemptions[2]	(289)	(820)	(365)	(1,854)	(1,900)
Net redemptions[2]	(289)	(820)	(363)	(1,852)	(1,888)
Market gains and losses/reinvestments[3]	1	0	0	0	0
Ending Assets	$8,856	$9,144	$10,708	$8,856	$10,708
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.
2) For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
3) Reflects the approximate changes in the market value of the securities held by the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q4 and Year-End 2011 Earnings	Page 9 of 10

MANAGED ASSETS (in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
By Asset Class
Equity	$30,887	$27,971	$31,380	$31,641	$30,802
Fixed-income	44,814	42,883	42,418	41,756	40,705
Money market	285,140	271,653	265,651	271,141	276,026
Liquidation portfolios[1]	8,856	9,144	9,964	10,384	10,708
Total Managed Assets	$369,697	$351,651	$349,413	$354,922	$358,241
By Product Type
Funds:
Equity	$21,930	$20,140	$22,678	$22,848	$22,626
Fixed-income	37,241	35,620	34,874	32,689	31,933
Money market	255,857	245,293	236,077	238,990	244,796
Total Fund Assets	$315,028	$301,053	$293,629	$294,527	$299,355
Separate Accounts:
Equity	$8,957	$7,831	$8,702	$8,793	$8,176
Fixed-income	7,573	7,263	7,544	9,067	8,772
Money market	29,283	26,360	29,574	32,151	31,230
Total Separate Accounts	$45,813	$41,454	$45,820	$50,011	$48,178
Total Liquidation Portfolios[1]	$8,856	$9,144	$9,964	$10,384	$10,708
Total Managed Assets	$369,697	$351,651	$349,413	$354,922	$358,241

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
By Asset Class
Equity	$29,965	$29,699	$31,520	$31,056	$30,108
Fixed-income	43,980	43,001	42,127	41,187	40,686
Money market	275,295	266,756	270,411	273,542	263,976
Liquidation portfolios[1]	9,030	9,309	10,138	10,534	10,926
Total Avg. Assets	$358,270	$348,765	$354,196	$356,319	$345,696
By Product Type
Funds:
Equity	$21,451	$21,491	$22,741	$22,599	$22,090
Fixed-income	36,546	35,478	33,534	32,265	32,369
Money market	249,324	239,406	239,642	240,375	236,500
Total Avg. Fund Assets	$307,321	$296,375	$295,917	$295,239	$290,959
Separate Accounts:
Equity	$8,514	$8,208	$8,779	$8,457	$8,018
Fixed-income	7,434	7,523	8,593	8,922	8,317
Money market	25,971	27,350	30,769	33,167	27,476
Total Avg. Separate Accounts	$41,919	$43,081	$48,141	$50,546	$43,811
Total Avg. Liquidation Portfolios[1]	$9,030	$9,309	$10,138	$10,534	$10,926
Total Avg. Managed Assets	$358,270	$348,765	$354,196	$356,319	$345,696
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.

Federated Reports Q4 and Year-End 2011 Earnings	Page 10 of 10

AVERAGE MANAGED ASSETS	Year Ended
(in millions)	Dec. 31, 2011	Dec. 31, 2010
By Asset Class
Equity	$30,560	$29,104
Fixed-income	42,573	37,690
Money market	271,501	268,701
Liquidation Portfolios	9,753	11,579
Total Avg. Assets	$354,387	$347,074
By Product Type
Funds:
Equity	$22,071	$21,016
Fixed-income	34,455	30,864
Money market	242,187	238,767
Total Avg. Fund Assets	$298,713	$290,647
Separate Accounts:
Equity	$8,489	$8,088
Fixed-income	8,118	6,826
Money market	29,314	29,934
Total Avg. Separate Accounts	$45,921	$44,848
Total Avg. Liquidation Portfolios[1]	$9,753	$11,579
Total Avg. Managed Assets	$354,387	$347,074
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.